AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND
ADVISORY AND ADMINISTRATION AGREEMENT

     THIS AGREEMENT, made as of October 9, 2010 by and between AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND (the “Fund”), a Massachusetts business trust, 380 Madison Avenue, Suite 2300, New York, New York 10017 and AQUILA INVESTMENT MANAGEMENT LLC (the “Manager”), a Delaware limited liability company, 380 Madison Avenue, Suite 2300, New York, New York 10017.

W I T N E S S E T H:

WHEREAS, the Fund and the Manager wish to enter into an Advisory and Administration Agreement referred to hereafter as “this Agreement,” with respect to the Fund;

     NOW THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.  In General

     The Manager shall perform (at its own expense) the functions set forth more fully herein for the Fund.

2.  Duties and Obligations of the Manager

(a) Investment Advisory Services.  Subject to the succeeding provisions of this Section and subject to the direction and control of the Board of Trustees of the Fund, the Manager shall:

(i) supervise continuously the investment program of the Fund and the composition of its portfolio;

(ii) determine what securities shall be purchased or sold by the Fund; and

(iii) arrange for the purchase and the sale of securities held in the portfolio of the Fund

Subject to the provisions of Section 5 hereof, the Manager may at its own expense delegate to a qualified organization (“Sub-Adviser”), affiliated or not affiliated with the Manager, any or all of the above duties. Any such delegation of the duties set forth in (i), (ii) or (iii) above shall be by a written agreement (the “Sub-Advisory Agreement”) approved as provided in Section 15 of the Investment Company Act of 1940 (the “Act”).

(b) Administration.  Subject to the succeeding provisions of this Section and subject to the direction and control of the Board of Trustees of the Fund, the Manager shall provide all administrative services to the Fund other than those relating to its investment portfolio delegated to a Sub-Adviser of the Fund under a Sub-Advisory Agreement; as part of such administrative duties, the Manager shall:

(i) provide office space, personnel, facilities and equipment for the performance of the following functions and for the maintenance of the headquarters of the Fund;

(ii)  oversee all relationships between the Fund and any   sub-adviser, transfer agent, custodian, legal counsel, auditors, fund accounting agent and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for the effective operation of the Fund and for the sale, servicing or redemption of the Fund’s shares;

(iii) maintain the Fund’s books and records, and prepare (or assist counsel and auditors in the preparation of) all required proxy statements, reports to the Fund’s shareholders and Trustees, reports to and other filings with the Securities and Exchange Commission and any other governmental agencies, and tax returns, and oversee the insurance relationships of the Fund;

(iv)  prepare, on behalf of the Fund and at the Fund’s expense, such applications and reports as may be necessary to register or maintain the registration of the Fund and/or its shares under the securities or “Blue-Sky” laws of all such jurisdictions as may be required from time to time; and

(v)   respond to any inquiries or other communications of   shareholders of the Fund and broker-dealers, or if any such inquiry or communication is more properly to be responded to by the Fund’s shareholder servicing and transfer agent or distributor, oversee such shareholder servicing and transfer agent’s or distributor’s response thereto.

(c) Compliance with Requirements.  Any investment program furnished, and any activities performed, by the Manager or by a Sub-Adviser under this Section shall at all times conform to, and be in accordance with, any requirements imposed by: (1) the Act and any rules or regulations in force thereunder; (2) any other applicable laws, rules and regulations; (3) the Declaration of Trust and By-Laws of the Fund as amended from time to time; (4) any policies and determinations of the Board of Trustees of the Fund; and (5) the fundamental policies of the Fund, as reflected in its Registration Statement under the Act or as amended by the shareholders of the Fund.

(d) Best Efforts; Responsibility.  The Manager shall give the Fund the benefit of its best judgment and effort in rendering services hereunder, but the Manager shall not be liable for any loss sustained by reason of the adoption of any investment policy or the purchase, sale or retention of any security, whether or not such purchase, sale or retention shall have been based upon (i) its own investigation and research or (ii) investigation and research made by any other individual, firm or corporation, if such purchase, sale or retention shall have been made and such other individual, firm or corporation shall have been selected in good faith by the Manager or a Sub-Adviser.

     (e) Other Customers Nothing in this Agreement shall prevent the Manager or any affiliated person (as defined in the Act) of the Manager from acting as investment adviser or manager for any other person, firm or corporation, and shall not in any way limit or restrict the Manager or any such affiliated person from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Manager expressly represents that, while acting as Manager, it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Fund under this Agreement.

(f) Order Allocation.  In connection with any duties for which it may become responsible to arrange for the purchase and sale of the Fund’s portfolio securities, the Manager shall select, and shall cause any Sub-Adviser to select, broker-dealers (“dealers”) to effect such transactions. In doing so, the Manager will give primary consideration to obtaining "best execution," i.e., prompt, efficient, and reliable execution of orders at the most favorable net price.  The Manager is authorized to consider, in selecting broker-dealers to execute Fund portfolio transactions, determining whether a particular broker-dealer will provide best execution and evaluating the terms available for executing the transaction, the commission cost, the broker-dealer’s execution capabilities, reliability, reputation, integrity, financial condition and risk in positioning the securities involved, as well as the difficulty of executing the transaction in question and the value of the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)and interpreted by the Securities and Exchange Commission (the “SEC”) and its staff from time to time) provided by such broker-dealer.  Accordingly, the Manager need not pay the lowest commission available for a particular transaction if the Manager determines in good faith that the amount of commission to be paid to the executing broker-dealer is reasonable in relation to the value of the brokerage and research services (as defined in Exchange Act Section 28(e) and interpreted by the SEC and its staff from time to time) provided by the broker-dealer, viewed either in terms of the particular transaction or the Manager’s overall responsibilities, and the Manager otherwise complies with the requirements of Exchange Act Section 28(e), as interpreted by the SEC and its staff from time to time.

(g)  Records The Manager agrees to maintain, and to preserve for the periods prescribed, such books and records of the Fund as are required by the Act, the Investment Advisers Act of 1940 (the “Advisers Act”) or by applicable law and regulation, and agrees that all records which it maintains for the Fund shall be the property of the Fund and agrees upon reasonable request to provide to the Fund copies of any and all records it maintains in accordance with this Agreement.

(h)           Compliance The Manager agrees to maintain a compliance program reasonably designed to prevent violations by the Manager of the Federal Securities Laws as defined in Rule 38a-1 under the Act (the “Federal Securities Laws”), which shall include, but are not limited to, written policies and procedures relating to trading, best execution, the prevention of disclosure of material non-public information and a code of ethics that meets the requirements of Rule 17j-1 under the Act and Rule 204A-1 under the Advisers Act. The Manager agrees to maintain written policies and procedures that are reasonably designed to prevent violation by the Fund of the Federal Securities Laws, solely in connection with the Manager carrying out its duties to the Fund.  The Fund will provide the Manager with copies of its written policies and procedures which are also reasonably designed to prevent violations by the Fund of the Federal Securities Laws. The Manager shall promptly provide the Fund’s Chief Compliance Officer (the “CCO”), upon request, copies of such compliance policies and procedures and promptly provide the CCO with copies of any material changes to those policies and procedures.  The Manager shall provide assistance as may be reasonably requested by the CCO to facilitate the CCO’s performance of his/her responsibilities under Rule 38a-1 to review, evaluate and report to the Fund’s Board of Trustees on the operation of the Manager’s compliance policies and procedures and shall promptly report to the CCO any “Material Compliance Matter” as defined by Rule 38a-1(e)(2)under the Act.  At least annually, the Manager shall provide a certification to the CCO to the effect that the Manager has in place and has implemented policies and procedures that are reasonably designed to ensure compliance by the Fund and the Manager with the Federal Securities Laws. In addition, the Manager shall provide assistance as may be reasonably requested by the Manager in connection with compliance by the Fund with any current or future legal and regulatory requirements related to the services provided by the Manager hereunder.  The Manager shall, or cause the Sub-Adviser to, also, in connection with the purchase and sale of securities for the Fund, provide such assistance to the Fund’s custodian as may be reasonably necessary to enable the custodian to perform its responsibilities with respect to the Fund, including, but not limited to, assistance related to the settlement of all portfolio transactions.

(i) Registration Statement; Information.  It is agreed that the Manager shall have no responsibility or liability for the accuracy or completeness of the Fund’s Registration Statement under the Act and the Securities Act of 1933, except for information supplied by the Manager for inclusion therein.  The Manager shall promptly inform the Fund as to any information concerning the Manager appropriate for inclusion in such Registration Statement, or as to any transaction or proposed transaction which might result in an assignment of the Agreement.

(j) Liability for Error.  The Manager shall not be liable for any error in judgment or for any loss suffered by the Fund or its security holders in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Nothing in this Agreement shall, or shall be construed to, waive or limit any rights which the Fund may have under federal and state securities laws which may impose liability under certain circumstances on persons who act in good faith.

(k)  Indemnification.  The Fund shall indemnify the Manager to the full extent permitted by the Fund’s Declaration of Trust.

(l)  Aggregation of Orders.  The Manager may aggregate purchase or sale orders for the Fund with similar orders being made simultaneously for other accounts managed by the Manager, if in the Manager's reasonable judgment such aggregation shall result in an overall economic benefit or more efficient execution for the Fund, taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses.  In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the aggregated transaction, among the Fund and other clients of the Manager participating in the aggregated transaction will be made by the Manager in a fair and equitable manner, consistent with its fiduciary obligations to the Fund and to other participating clients.

(m) Proxies The Manager shall, or cause the Sub-Adviser to, take action with respect to the voting of shares, the execution of proxies and the processing of corporate actions solicited from time to time by, or with respect to, the issuers of securities held by the Fund in accordance with the Manager’s or Sub-Adviser’s written proxy voting policies and procedures, as applicable.  The Manager represents that it has adopted and implemented written policies and procedures that are reasonably designed to ensure that the Manager votes proxies in the best interest of the Fund in compliance with the requirements of Rule 206(4)-6 under the Advisers Act.  To assist in its voting process, the Manager or the Sub-Adviser, as applicable, may utilize, at its own expense, a third party proxy voting service and may determine to adopt the proxy voting guidelines of such service as its own proxy voting policies and procedures.

3.  Allocation of Expenses

     The Manager shall, at its own expense, provide office space, facilities, equipment, and personnel for the performance of its functions hereunder and shall pay all compensation of Trustees, officers, and employees of the Fund who are affiliated persons of the Manager.

The Fund agrees to bear the costs of preparing and setting in type its prospectuses, statements of additional information and reports to its shareholders, and the costs of printing or otherwise producing and distributing those copies of such prospectuses, statements of additional information and reports as are sent to its shareholders.  All costs and expenses not expressly assumed by the Manager under this sub-section or otherwise by the Manager, administrator or principal underwriter or by any Sub-Adviser shall be paid by the Fund, including, but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) insurance premiums; (iv) expenses of portfolio pricing and keeping the Fund’s accounting records including the computation of net asset value per share and the dividends; (v) compensation of its Trustees other than those affiliated with the Manager or such adviser, administrator or principal underwriter and expenses of all its Trustees; (vi) legal and audit expenses; (vii) custodian and transfer agent, or shareholder servicing agent, fees and expenses; (viii) expenses incident to the issuance of its shares (including issuance on the payment of, or reinvestment of, dividends); (ix) fees and expenses incident to the registration under Federal or State securities laws of the Fund or its shares; (x) expenses of preparing, printing and mailing reports and notices and proxy material to shareholders of the Fund; (xi) all other expenses incidental to holding meetings of the Fund’s shareholders; and (xii) such non-recurring expenses as may arise, including litigation affecting the Fund and the legal obligations for which the Fund may have to indemnify its officers and Trustees.

4.  Compensation of the Manager

The Fund agrees to pay the Manager, and the Manager agrees to accept as full compensation for all services rendered hereunder, a fee payable monthly and computed on the net asset value of the Fund at the end of each business day at the annual rate of 0.90 of 1%% of such net asset value on net assets of the Fund up to $100,000,000, 0.85 of 1% on net assets of the Fund above $100,000,000 to $250,000,000 and 0.80 of 1% of the Fund’s net assets above $250,000,000.

5.  Termination of Sub-Advisory Agreement

The Sub-Advisory Agreement may provide for its termination by the Manager upon reasonable notice, provided, however, that the Manager agrees not to terminate the Sub-Advisory Agreement except in accordance with such authorization and direction of the Board of Trustees, if any, as may be in effect from time to time.

6. Duration and Termination of this Agreement

(a) Duration.  This Agreement shall become effective as of the date first written above following approval by the shareholders of the Fund and shall, unless terminated as hereinafter provided, continue in effect until the June 30 next preceding the first anniversary of the effective date of this Agreement, and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (1) by a vote of the Fund’s Board of Trustees, including a vote of a majority of the Trustees who are not parties to this Agreement or “interested persons” (as defined in the Act) of any such party, with votes cast in person at a meeting called for the purpose of voting on such approval, or (2) by a vote of the holders of a “majority” (as so defined) of the outstanding voting securities of the Fund and by such a vote of the Trustees.

(b) Termination.  This Agreement may be terminated by the Manager at any time without penalty upon giving the Fund sixty days’ written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Manager sixty days’ written notice (which notice may be waived by the Manager), provided that such termination by the Fund shall be directed or approved by a vote of a majority of its Trustees in office at the time or by a vote of the holders of a majority (as defined in the Act) of the voting securities of the Fund outstanding and entitled to vote.  The portions of this Agreement which relate to providing investment advisory services (Sections 2(a), (c), (d), (e), (f), (l) and (m)) shall automatically terminate in the event of the assignment (as defined in the Act) of this Agreement, but all other provisions relating to providing services other than investment advisory services shall not terminate, provided however, that upon such an assignment the annual fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day shall be reduced to the annual rate of 0.30 of 1% of such net asset value.

7.  Disclaimer of Shareholder Liability

    The Manager understands that the obligations of this Agreement are not binding upon any shareholder of the Fund personally, but bind only the Fund’s property; the Manager represents that it has notice of the provisions of the Fund’s Declaration of Trust disclaiming shareholder liability for acts or obligations of the Fund.

8. Notices of Meetings

The Fund agrees that notice of each meeting of the Board of Trustees of the Fund will be sent to the Manager and that the Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Manager may designate.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers and their seals to be hereunto affixed, all as of the day and year first above written.

ATTEST                                AQUILA THREE PEAKS OPPORTUNITY GROWTH FUND

/s/Yolonda Reynolds                                                                  By:  /s/ Joseph P. DiMaggio

ATTEST                                                      AQUILA INVESTMENT MANAGEMENT LLC

/s/Sabrina Hines                                                                           By:  /s/ Charles E. Childs